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                                                        Exhibit 99.1

                               NORTH FORK BANCORP

   275 Broadhollow Road, Melville, NY 11747 (631) 844-1258 FAX (631) 844-1471


FOR IMMEDIATE RELEASE                                   Contact: Daniel M. Healy
                                                        Executive Vice President
                                                        Chief Financial Officer
                                                        (631) 844-1258

                            NORTH FORK BANCORPORATION
                     SHAREHOLDERS APPROVE THE ACQUISITION OF
                           GREENPOINT FINANCIAL CORP.

     Melville, N.Y. - August 31, 2004 - North Fork Bancorporation, Inc. (NYSE:NFB) announced today that its shareholders approved the acquisition of GreenPoint Financial Corp. GreenPoint shareholders approved the merger at a separate shareholder meeting held on August 30, 2004. All regulatory approvals have previously been obtained. Closing of the transaction will occur at the end of the current quarter.

     The combined companies will have total assets of approximately $56 billion and will rank among the top 20 bank holding companies in the country.


                                      * * *


This release contains certain forward-looking statements. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand and competition; changes in legislation or regulation; changes in accounting principles, policies or guidelines; and other economic, competitive, governmental, regulatory, and technological factors affecting NFB's operations, pricing, products and services. Investors are encouraged to access NFB's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company.